UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 15, 2011

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32875	75-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 15, 2011, Burger King Corporation (“BKC”), a wholly-owned subsidiary of the registrant, Burger King Holdings, Inc. (the “Company”), entered into a Credit Agreement dated as of October 19, 2010 (the “Original Credit Agreement”), as amended and restated as of February 15, 2011 (the “Amended Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, Barclays Capital, as syndication agent, and the lenders party thereto from time to time. The Original Credit Agreement provided for two tranches of term loans in an aggregate principal amount of $1.510.0 million and €250.0 million, respectively, each under a senior secured term loan facility (the “Term Loan Facility”). Under the Amended Credit Agreement, the aggregate principal amount of term loans denominated in U.S. Dollars was increased to $1.600.0 million and the amount of term loans denominated in Euros was reduced to €200.0 million. The Amended Credit Agreement also provides for a senior secured revolving credit facility for up to $150.0 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the “Revolving Credit Facility”), the amount of which is unchanged from the amount available under the Original Credit Agreement.
Under the Amended Credit Agreement, at BKC’s election, the interest rate per annum applicable to the loans is based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to 2.00% for loans under the U.S. Dollar denominated tranche of the Term Loan Facility and 2.25% for loans under the Revolving Credit Facility, or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to 3.25% for loans under the Euro denominated tranche of the Term Loan Facility, 3.00% for loans under the U.S. Dollar denominated tranche of the Term Loan Facility and 3.25% for loans under the Revolving Credit Facility. Borrowings under the New Term Loan Facility will be subject to a LIBOR floor of 1.50%.
The Amended Credit Agreement contains the same financial covenants, negative covenants, affirmative covenants, maturity dates, prepayment events and events of default as the Original Credit Agreement, which are summarized in the Form 8-K filed by the Company on October 21, 2010. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amended Credit Agreement which will be filed by the Company as an exhibit to the Company’s transition report on Form 10-K for the six month period ended December 31, 2010.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
By:	/s/ Daniel S. Schwartz
Daniel S. Schwartz
Chief Financial Officer

Date: February 17, 2011

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